SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
         Date of Report (Date of earliest event reported) March 8, 1999



                          ALLIED WASTE INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization.)

                  0-19285                                88-0228636
           (Commission File Number)            (IRS Employer Identification No.)


                  15880 North Greenway-Hayden Loop, Suite 100
                            Scottsdale, Arizona 85260
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (602) 423-2946



                                 Not Applicable
          (Former name or former address, if changed since last report)








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Item 5. Other Events.

On March 8, 1999 Allied Waste Industries, Inc. ("Allied Waste") and Browning-Ferris Industries, Inc. ("Browning-Ferris") announced that they have entered into a definitive merger agreement under which Allied Waste will acquire Browning-Ferris for $45 in cash per Browning-Ferris common share. The transaction is structured as a merger of Browning-Ferris with a subsidiary of Allied Waste and is subject to the approval of Browning-Ferris stockholders and other customary conditions. A copy of the press release announcing this transaction and the Agreement and Plan of Merger among Allied Waste, a subsidiary of Allied Waste and Browning-Ferris are attached as exhibits hereto, are incorporated herein by reference, and this summary is qualified by reference to these exhibits.


Item 7. Financial Statements and Exhibits

         (c)      Exhibits and Schedules

                  The following exhibits and schedules are filed with this report on Form 8-K:

                  2 Agreement and Plan of Merger dated as of March 7, 1999 by and among Allied Waste Industries, Inc., AWIN I Acquisition Corporation and Browning-Ferris Industries, Inc.

                  99       Press Release dated March 8, 1999.




















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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                              ALLIED WASTE INDUSTRIES, INC.



                              By:                 /s/ Peter S. Hathaway
                                        ---------------------------------------
                                                   Peter S. Hathaway
                                     Vice President and Chief Accounting Officer






Date: March 16, 1999























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